This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Intercreditor Agreement”) dated as of even date herewith, among  Wells Fargo Preferred Capital, Inc., as agent for the Subordinated Creditors referred to therein, Bank of Montreal, as agent for the Senior Creditors referred to therein, and World Acceptance Corporation, to the Senior Debt described in the Intercreditor Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Intercreditor Agreement.

SUBORDINATED SECURITY AGREEMENT,
PLEDGE AND INDENTURE OF TRUST

Dated as of September 17, 2010

among

WORLD ACCEPTANCE CORPORATION OF ALABAMA
WORLD ACCEPTANCE CORPORATION OF MISSOURI
WORLD FINANCE CORPORATION OF GEORGIA
WORLD FINANCE CORPORATION OF LOUISIANA
WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.
WORLD FINANCE CORPORATION OF SOUTH CAROLINA
WORLD FINANCE CORPORATION OF TENNESSEE
WORLD FINANCE CORPORATION OF TEXAS
WFC LIMITED PARTNERSHIP
WFC OF SOUTH CAROLINA, INC.
WORLD FINANCE CORPORATION OF ILLINOIS
WORLD FINANCE CORPORATION OF NEW MEXICO
WORLD FINANCE CORPORATION OF KENTUCKY
WORLD FINANCE CORPORATION OF COLORADO
WORLD FINANCE CORPORATION OF WISCONSIN

and

WFC SERVICES, INC.

and

WELLS FARGO PREFERRED CAPITAL, INC.,

as Collateral Agent

TABLE OF CONTENTS

ii

ATTACHMENTS TO SECURITY AGREEMENT, PLEDGE AGREEMENT AND INDENTURE OF TRUST:

Schedule I	—	Description of Pledged Collateral

Schedule II	—	Partnership Interests

Schedule III	—	Locations of Each Company’s Offices and Facilities

Schedule IV	—	List of Names Under Which Each Company Does Business

Schedule V		Concentration Accounts

Exhibit A	—	Form of Subordinated Security Agreement Supplement

iii

SUBORDINATED SECURITY AGREEMENT,
PLEDGE AND INDENTURE OF TRUST

THIS SUBORDINATED SECURITY AGREEMENT, PLEDGE AND INDENTURE OF TRUST (this “Agreement”) dated as of September 17, 2010, among WORLD ACCEPTANCE CORPORATION OF ALABAMA, an Alabama corporation, WORLD ACCEPTANCE CORPORATION OF MISSOURI, a Missouri corporation, WORLD FINANCE CORPORATION OF GEORGIA, a Georgia corporation, WORLD FINANCE CORPORATION OF LOUISIANA, a Louisiana corporation, WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC., an Oklahoma corporation, WORLD FINANCE CORPORATION OF SOUTH CAROLINA, a South Carolina corporation, WORLD FINANCE CORPORATION OF TENNESSEE, a Tennessee corporation, WORLD FINANCE CORPORATION OF TEXAS, a Texas corporation, WFC LIMITED PARTNERSHIP, a Texas limited partnership, WFC OF SOUTH CAROLINA, INC., a South Carolina corporation, WORLD FINANCE CORPORATION OF ILLINOIS, an Illinois corporation, WORLD FINANCE CORPORATION OF NEW MEXICO, a New Mexico corporation, WORLD FINANCE CORPORATION OF KENTUCKY, a Kentucky corporation, WORLD FINANCE CORPORATION OF COLORADO, a Colorado corporation, WORLD FINANCE CORPORATION OF WISCONSIN, a Wisconsin corporation, and WFC SERVICES, INC., a South Carolina corporation (collectively, the “Companies” and individually a “Company”), and WELLS FARGO PREFERRED CAPITAL, INC., as collateral agent (the “Collateral Agent”), as amended, modified, supplemented or waived from time to time and as supplemented from time to time by a security agreement supplement substantially in the form of Exhibit A hereto between a Restricted Subsidiary and the Collateral Agent delivered pursuant to Section 3.9 of the World Security Agreement.  The post office addresses of the Companies and the Collateral Agent are set forth in §10.3.

RECITALS:

A.           The capitalized terms used in this Agreement shall have the respective meanings specified in §1.1 unless otherwise herein defined or the context hereof shall otherwise require.

B.           World Acceptance Corporation, a South Carolina corporation (“World”) and parent, directly or indirectly, of the Companies, has previously entered into that certain Subordinated Credit Agreement dated as of even date herewith, as heretofore amended (as amended, restated, supplemented and modified from time to time, the “Credit Agreement”), with Administrative Agent and the other banks and financial institutions which are signatories thereto providing for certain borrowings and other extensions of credit thereunder.

C.           As a condition to entering into the Credit Agreement, the Companies entered into that certain Subordinated Security Agreement, Pledge and Indenture of Trust dated as of even date herewith (as amended, restated, supplemented and modified from time to time, the “Subsidiary Security Agreement”).

D.           As a condition to the above described transactions, the  Secured Creditors require, among other things, that each Company enter into this Agreement for purposes of, inter alia, securing the obligations of World under the Credit Agreement.  The World Security Agreement (as hereinafter defined) requires that, upon formation or acquisition of any new Restricted Subsidiary, World cause such subsidiary to enter into a Subordinated Security Agreement Supplement on the terms set forth herein.

E.           The Companies desire that World comply with the provisions of the World Security Agreement and the Credit Agreement.  By entering into the Credit Agreement, the Secured Creditors have conferred financial and other benefits on the Companies.

F.           Each Company is authorized by law, and deems it necessary to secure the Credit Agreement, as hereinafter provided, and to that end, in the exercise of said authority, has duly authorized the execution and delivery of this Agreement providing for the securing of certain obligations of World and each other Company, all as hereinafter provided.

G.           All acts and proceedings required by law and by the respective Governing Documents of each Company necessary to constitute this Agreement a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this Agreement has been in all respects duly authorized.

SECTION 1.	INTERPRETATION OF AGREEMENT; DEFINITIONS.

Section 1.1.    Definitions.  Except as otherwise provided in this Section 1, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.  Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Account Debtor” shall mean any Person who is or may become obligated to any Company under or on account of a Receivable.

“Administrative Agent” shall have the meaning herein as such term is defined in the Credit Agreement.

“Affiliate” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Base Rate” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Borrower” shall mean World Acceptance Corporation, a South Carolina corporation, and any Person which succeeds to all, or substantially all of the assets and business of World Acceptance Corporation.

“Closing Date” shall mean September 17, 2010.

“Collateral” as used herein shall mean any and all property from time to time subject to the security interest granted hereby.

“Collateral Agent” means the Person named above as the “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Collateral Agent” shall mean such successor Collateral Agent.

“Company” shall mean each of World Acceptance Corporation of Alabama, an Alabama corporation, World Acceptance Corporation of Missouri, a Missouri corporation, World Finance Corporation of Georgia, a Georgia corporation, World Finance Corporation of Louisiana, a Louisiana corporation, World Acceptance Corporation of Oklahoma, Inc., an Oklahoma corporation, World Finance Corporation of South Carolina, a South Carolina corporation, World Finance Corporation of Tennessee, a Tennessee corporation, World Finance Corporation of Texas, a Texas corporation, WFC Limited Partnership, a Texas limited partnership, WFC of South Carolina, Inc., a South Carolina corporation, World Finance Corporation of Illinois, an Illinois corporation, World Finance Corporation of New Mexico, a New Mexico corporation, World Finance Corporation of Kentucky, a Kentucky corporation, World Finance Corporation of Colorado, a Colorado corporation, World Finance Corporation of Wisconsin, a Wisconsin corporation, and WFC Services, Inc., a South Carolina corporation, any entity that executes and delivers a Subordinated Security Agreement Supplement in the form attached hereto as Exhibit A (or in such other form approved by the Collateral Agent and the Administrative Agent), and any Person which succeeds to all, or substantially all of the assets and business of any such entity.

“Credit Agreement” shall mean that certain Subordinated Credit Agreement dated as of September 17, 2010 among World, the Administrative Agent and the Lenders, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Event of Default” shall have the meaning specified in §7.1.

“Environmental Legal Requirement” shall have the same meaning herein as such term is defined in the Credit Agreement.

“GAAP” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Governing Documents” shall mean collectively the charter instruments, by laws, partnership agreements, operating agreements and other similar documents prescribing the internal governance of each Restricted Subsidiary.

“Indebtedness for Borrowed Money” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Insurance Subsidiary” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Investment Property” shall have the meaning specified in §2.5.

“Lenders” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Lien” shall mean any interest in property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, security agreement, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics’, materialmen’s, warehousemen’s, carriers’ and other similar encumbrances, affecting property.  For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Partnership Interests” shall have the meaning specified in §2.7.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government agency or political subdivision thereof.

“Pledged Collateral” shall mean and include:

(a)           the Pledged Shares;

(b)           all shares, Securities, moneys, or other property distributed as a dividend on any shares of capital stock or other Pledged Collateral (including the Pledged Shares) at any time pledged hereunder or a distribution or return of capital upon or in respect of any such capital stock or other Pledged Collateral or any part thereof, or resulting from a split up, revision, reclassification or other like change of any such capital stock or other Pledged Collateral, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any such capital stock or other Pledged Collateral; and

(c)           in the event of any consolidation or merger in which the issuer of any Pledged Collateral is not the surviving entity, or in the event of any sale, lease, transfer or other disposition of all or substantially all of the assets of such issuer;

(i)           all shares of each class of the capital stock or other Security of the successor entity formed by or resulting from such consolidation or merger, or of the corporation to which such sale, lease, transfer or other disposition shall have been made, and

(ii)           all other Securities, money or property, distributed or distributable in any such event in respect of any of the Pledged Collateral in connection with such consideration, merger, sale, lease, transfer or other disposition.

“Pledged Shares” shall mean all of the capital stock, partnership interests, membership interests and other equity interests owned by any Company or hereafter acquired, including, without limitation, (a) all rights, authority, powers and privileges of such Company as a shareholder or holder of any partnership interest, membership interest or other equity interest of any entity, whether now existing or hereafter arising under the Governing Documents, or at law or otherwise, and the rights of such Company under such Governing Documents to acquire additional shares of stock or to acquire the shares of stock of other shareholders or the partnership interest, membership interest or other equity interest from any such other holder, and (b) all other instruments owned or held by, or otherwise established in favor of, such Company in the nature of capital stock of, partnership interest, membership interest or any other equity interest in any entity, of any and every type, class and series.

“Receivables” shall mean all accounts receivable, receivables, contract rights, controls, instruments, notes, drafts, bills, acceptances, documents, chattel paper, general intangibles and all other forms of obligations owing to a Person, including, without limitation, all Accounts, Instruments (including Promissory Notes), Documents, Chattel Paper (including tangible and electronic Chattel Paper), Letter-of-Credit Rights, Supporting Obligations, General Intangibles (including Payments Intangibles), as defined in the Uniform Commercial Code as in effect in the State of South Carolina.

“Required Lenders” shall have the same meaning herein as such term is defined in the Credit Agreement.

“Restricted Subsidiary” shall have the same meaning herein as such term is defined in the Credit Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services Group, a division of The McGraw Hill Companies, Inc.

“Secured Creditors” shall mean, collectively, the Administrative Agent, the Collateral Agent and Lenders, and each individually shall be referred to as a “Secured Creditor”.

“Secured Indebtedness” shall mean the “Obligations,” as such term is defined in the Credit Agreement, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Security” shall have the same meaning as in Section 2(a)(1) of the Securities Act of 1933, as amended.

“subsidiary” shall mean, as to any particular parent entity, any corporation, partnership, limited liability company, or other entity of which more than 50% (by number of votes or other decision making authority) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations, partnerships, limited liability companies or other entities which are themselves subsidiaries of such parent entity.  The term “Subsidiary” shall mean a subsidiary, directly or indirectly, of World.

“Subsidiary Guaranty Agreement” shall mean the Subordinated Guaranty Agreement dated as of September 17, 2010, of each Restricted Subsidiary existing on such date and each other Restricted Subsidiary which has executed a Subordinated Guaranty Supplement in the form of Exhibit A thereto pursuant to the terms thereof and Section 3.9 of the World Security Agreement (or in such other form agreed to by the Collateral Agent and the Administrative Agent), in each case, for the benefit of the Collateral Agent and the Lenders, as the same may from time to time be amended, restated, modified, supplemented or waived pursuant to the terms thereof.

“Underlying Collateral” shall mean, with respect to any Receivable of any Company, all of its rights with respect to any collateral granted by the Account Debtor in connection with any loan.

“Uniform Commercial Code” as used herein with reference to any collateral shall mean the Uniform Commercial Code as enacted in the jurisdiction applicable to such Collateral, as amended from time to time, and any successor statute(s) thereto.

“Unsecured Receivables” shall mean Receivables which are not secured by Underlying Collateral or otherwise.

“Voting Stock” shall mean Securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“WFC LP” shall mean WFC Limited Partnership, a Texas limited partnership.

“World MO” shall mean World Acceptance Corporation of Missouri, a Missouri corporation.

“World NM” shall mean World Finance Corporation of New Mexico, a New Mexico corporation.

“World Security Agreement” shall mean that certain Subordinated Security Agreement, Pledge and Indenture of Trust dated as of September 17, 2010 between World and the Collateral Agent, as the same may be amended, restated, supplemented or waived from time to time by any amendments and supplements thereto entered into in accordance with the terms thereof.

“World TX” shall mean World Finance Corporation of Texas, a Texas corporation.

Section 1.2.          Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 1.3.          Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 2.	GRANTING CLAUSES.

Each Company in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged, and intending to be legally bound, and in order to secure the payment of all Secured Indebtedness and the performance and observance of all the covenants and conditions contained in this Agreement, the World Security Agreement, the Credit Agreement, the Subsidiary Guaranty Agreements and the other Loan Documents entered into from time to time in connection therewith, in each case, subject to the terms thereof and of §7.5, does, on and after the Grant Date, hereby mortgage, grant, convey, warrant, assign, pledge and hypothecate unto the Collateral Agent, its successors in trust and assigns, forever, and grants to the Collateral Agent, its successors in trust and assigns, forever, a continuing security interest in, automatically and without any further action on and after the Grant Date, all and singular the following described properties, rights, interests and privileges, together with the proceeds thereof, now or hereafter owned by such Company (hereinafter sometimes referred to as the “Collateral”):

Section 2.1.          Equipment.  All building materials, building equipment, machinery, apparatus, furniture and equipment and other personal property (other than motor vehicles and accessions to motor vehicles) of every kind and nature whatsoever located, including without limitation: all air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus; all communications equipment and intercom systems and apparatus; all typewriters, computers and other office machines and equipment, furniture, furnishings; all sprinkler equipment and apparatus, all elevators and escalators; and all machinery, equipment, engines, boilers, tools, furniture, carpeting, tables and chairs, together with all accessories, parts and appurtenances appertaining or attached thereto, whether now owned or hereafter acquired, and all substitutions, renewals, or replacements of and additions, improvements, accessions and accumulations to any and all thereof, together with all the rents, income, revenues, issues, proceeds, profits and avails arising therefrom or in connection therewith and excluding, in all cases, any of the foregoing items of property which are deemed fixtures;

Section 2.2.         Receivables.  All Receivables, whether now existing or hereafter arising, and however evidenced or acquired, or in which such Company now has or hereafter acquires any rights and all rights of such Company to any Underlying Collateral granted by an Account Debtor in connection with any Receivable owing by it to such Company;

Section 2.3.           Pledged Collateral.  All Pledged Collateral;

Section 2.4.         General Intangibles.  All General intangibles of such Company, including, without limitation, tax refunds, rights with respect to trademarks, service marks, trade names, patents, copyrights, trade secrets information and rights to prevent others from doing acts that constitute unfair competition with or misappropriation of property of such Company including, without limitation, any sums (net of expenses) that such Company may receive arising out of any claim for infringement of its rights in any patent, copyright, trademark, trade name, trade secret or other proprietary right and all rights of such Company under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including, without limitation, any licenses (to the extent permitted by law);

Section 2.5.         Investment Property.  All Investment Property, whether now owned or existing or hereafter created, acquired or arising, or in which such Company now has or hereafter acquires any rights (the term “Investment Property” means and includes all investment property and any other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts, including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon, or in respect of such property, and all rights and privileges incident to such property, but excludes the Pledged Collateral);

Section 2.6.          Records and Cabinets.  All supporting evidence and documents relating to any of the above described property, including without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, data processing records, computer software and licenses to use the same, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

Section 2.7.          Partnership Interests.  (i) All right, title and interest of such Company, whether now owned or hereafter acquired, in all partnerships or limited liability companies, including, but not limited to, those set forth on Schedule II hereto (collectively, the “Partnerships”), (ii) any and all payments or distributions of whatever kind or character and whether in cash or other property, at any time made, owing or payable to such Company in respect of or on account of its present or hereafter acquired interest in the Partnerships, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution, repayment of capital contributions or otherwise, and the right to receive, receipt for, use and enjoy all such payments and distributions, and all proceeds thereof, in every case whether now arising or hereafter acquired or arising, and (iii) all proceeds of any of the foregoing (all of the foregoing rights, interests, properties and privileges assigned in and in which a security interest is granted pursuant to this §2.7 being hereafter collectively called the “Partnership Interest”);

Section 2.8.          Additional Property.  All property and rights, if any, which are by the express provisions of this Agreement required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter, by writing of any kind, be subjected to the lien hereof by such Company or by anyone acting at the direction or as an agent of such Company; and

Section 2.9.          Deposit Accounts.  All Deposit Accounts, as such term is defined in the Uniform Commercial Code, of such Company; and

Section 2.10.       Other Proceeds and Products.  All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising; provided that, in the case of a lien and security interest on the voting stock or other similar voting equity interests of a corporation, limited liability company, partnership or other entity which is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (herein, a “Foreign Company”), if granting a security interest of more than 65% of the total combined voting stock or other voting equity interests of any such Foreign Company would cause adverse tax consequences to such Company, then such lien and security interest on the voting stock or other voting equity interests shall be limited to 65% of the total combined voting stock or other voting equity interests of such Foreign Company.

ON AND AFTER THE GRANT DATE, TO HAVE AND TO HOLD the Collateral, WITH POWER OF SALE and right of entry and possession, unto the Collateral Agent, its successors and assigns, forever; IN TRUST NEVERTHELESS, upon the terms and trust herein set forth, for the equal and proportionate benefit, security and protection of all present and future Secured Creditors; provided always, however, that these presents are upon the express condition that if the Companies shall irrevocably pay or cause to be irrevocably paid all the Secured Indebtedness and all obligations to extend Secured Indebtedness have expired or otherwise terminated, then these presents and the estate hereby granted and conveyed shall cease and this Agreement shall become null and void; otherwise this Agreement shall remain in full force and effect.

SECTION 3.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.

Each Company hereby covenants with, and represents and warrants to, the Collateral Agent and for the benefit of the Secured Creditors from time to time that:

Section 3.1.         Location of Collateral.  The Collateral (other than the Underlying Collateral and the Pledged Collateral) relating to such Company and the books and records relating thereto are in such Company’s possession at the offices and facilities owned or leased by such Company or World set forth in Schedule III hereto.  Not less than ten days before the opening of any additional business location which would require the filing of an additional financing statement in accordance with the Uniform Commercial Code in order to perfect the security interest of the Collateral Agent in the Collateral relating to such Company and the books and records relating thereto or any change in the business location where the Collateral relating to such Company and the books and records relating thereto are located and/or maintained which would require the filing of an additional financing statement in accordance with the Uniform Commercial Code in order to perfect the security interest of the Collateral Agent in the Collateral relating to such Company, such Company will deliver to the Collateral Agent a supplement hereto amending Schedule III to include such business location, and on and after the Grant Date, evidence of the filing of financing statements or other notices of the security interest hereof and an opinion of such Company’s counsel responsive to the requirements of §3.8 hereof. On the written request of the Collateral Agent or the Administrative Agent, such Company will deliver to the Collateral Agent a supplement hereto amending Schedule III to include any additional business locations not previously reflected in a supplement hereto.

Section 3.2.         Warranty of Title.  Such Company is the lawful owner of the Collateral relating to such Company and has the sole right and lawful authority to deliver this Agreement.  The Collateral relating to such Company and every part thereof is, on the Closing Date, free and clear of all Liens, except the Lien of this Agreement and Liens permitted Section 8.11 of the Credit Agreement, and will be free and clear of all Liens, except the Lien of this Agreement and the other Liens of the character described in Section 8.11 of the Credit Agreement, and on and after the Grant Date, the Liens of this Agreement, and such Company will, on and after the Grant Date, warrant and defend the Collateral relating to such Company, against any claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

Section 3.3.         No Alienation of Collateral.  Except as permitted by the provisions of Section 8.13 of the Credit Agreement, such Company will not, without the Collateral Agent’s prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral relating to such Company or any interest therein.

Section 3.4.         Removal of Collateral.  Such Company will not remove the Collateral relating to such Company and/or the books and records relating thereto from the locations relating to such Company set forth in Schedule III hereto (i) without complying with §3.1 hereof or (ii) without the Collateral Agent’s prior written consent (provided that such Company may move items of Collateral relating to such Company among such locations).  Such Company will at all times allow the Collateral Agent, the Lenders and their representatives free access to, and right of inspection of, the Collateral relating to such Company.

Section 3.5.         Compliance with Leases.  Such Company will comply with the terms and conditions of any leases covering the premises wherein the Collateral relating to such Company is located and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon unless the failure to so comply will not, individually or in the aggregate, have a material adverse effect on such Collateral or impair the rights or interests of World, such Company, any other Restricted Subsidiary or the rights or interest of the Collateral Agent on and after the Grant Date herein.

Section 3.6.          Protection of Collateral.  At any time and from time to time, on and after the Grant Date, any Secured Creditor may, at its option, or the Collateral Agent may, at the direction of the Administrative Agent, discharge any taxes, or other Liens at any time levied or placed on the Collateral relating to such Company which are due and unpaid and (A) which are not being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of the Collateral relating to such Company or any material interference with the use thereof or (B) for which such Company has not set aside on its books, reserves adequate in accordance with GAAP with respect thereto, and such parties may pay for the maintenance and preservation of the Collateral relating to such Company, including the purchasing of insurance therefor to the extent required to be maintained by World or such Company pursuant to Section 8.2 of the Credit Agreement and not so maintained, and such Company will immediately reimburse the Collateral Agent or such Secured Creditor on demand for any payment made or any expense incurred by the Collateral Agent such Secured Creditor pursuant to the foregoing authority with interest at a rate per annum equal to the higher of (i) 10.5% and (ii) the Base Rate plus 2%.  All such expenses and payments shall have the benefit of and be secured by the security interest herein granted on and after the Grant Date, and the Collateral Agent is authorized to charge any depository account of such Company maintained with the Collateral Agent or any Secured Creditor for the amount of such expenses and payments.

Section 3.7.          Further Assurances.  Such Company agrees to execute and deliver to the Collateral Agent such further agreements and assignments or other instruments and to do all such other things as the Collateral Agent may deem necessary or appropriate to assure the Collateral Agent its security interest hereunder (provided, that the Companies shall be required to deliver to the Collateral Agent possession of promissory notes evidencing the Unsecured Receivables only upon the request of the Collateral Agent during the existence of a Default or Event of Default hereunder), including such financing statement or statements or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably require to perfect, and continue the perfection of, the security interest in the Collateral contemplated by this Agreement.  Such Company hereby agrees that, to the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent on and after the Grant Date without notice thereof to such Company wherever the Collateral Agent in its sole discretion desires to file the same.  Each Company hereby authorizes the Collateral Agent to file on and after the Grant Date any and all financing statements covering the Collateral or any part thereof as the Collateral Agent may require.  On and after the Grant Date, the Collateral Agent shall, when an Event of Default shall have occurred and be continuing, or at such other time pursuant to §4 or §5, have the right to take physical possession of any and all of the Collateral relating to such Company and to maintain such possession on such Company’s premises or, if possible, to remove the Collateral relating to such Company or any part thereof to such other places as the Collateral Agent may desire.  If, on and after the Grant Date, the Collateral Agent exercises its right to take possession of the Collateral relating to such Company, such Company shall, upon the Collateral Agent’s demand, if possible, assemble the Collateral relating to such Company and make it available to the Collateral Agent at a place designated by the Collateral Agent.  Such Company shall at its expense perform any and all other steps reasonably requested by the Collateral Agent on and after the Grant Date to preserve and protect the subordinated security interest hereby granted in the Collateral.  If any Collateral relating to such Company is in the possession or control of any of such Company’s agents or processors while a Default or an Event of Default shall have occurred and be continuing, such Company agrees at any time on and after the Grant Date (i) to notify such agents or processors in writing of the Collateral Agent’s security interest therein, and (ii) upon the Collateral Agent’s request instruct them to hold all such Collateral relating to such Company for the Collateral Agent’s account and subject to the Collateral Agent’s instructions.  Such Company agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral relating to such Company.

Section 3.8.         Maintenance of Lien; Recording; Opinions of Counsel.  (a) Such Company will, on and after the Grant Date, at its expense, take all necessary action to maintain and preserve the perfected lien of this Agreement (including, without limitation, the filing of all financing statements or similar notices thereof if and to the extent permitted or required by applicable law) so long as the Secured Creditors have any commitment to extend Secured Indebtedness to World and thereafter so long as any Secured Indebtedness remains outstanding (provided, that the Companies shall be required to deliver to the Collateral Agent possession of promissory notes evidencing the Unsecured Receivables only upon the request of the Collateral Agent during the existence of a Default or Event of Default hereunder).

(b)           Such Company will, forthwith after the execution and delivery of this Agreement and on and after the Grant Date, and thereafter from time to time, cause this Agreement (and all financing statements, continuation statements or similar notices thereof if and to the extent permitted or required by applicable law) to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the subordinated lien of the Collateral Agent in and to the Collateral relating to such Company (provided, that the Companies shall be required to deliver to the Collateral Agent possession of promissory notes evidencing the Unsecured Receivables only upon the request of the Collateral Agent during the existence of a Default or Event of Default hereunder); and from time to time will perform or cause to be performed any other acts as provided by law and will execute or cause to be executed any and all further instruments that may be required for such publication and protection or requested by the Administrative Agent.  With respect to any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Collateral Agent’s request, on and after the Grant Date, acting at the direction of the Administrative Agent, such Company shall execute and deliver, and shall cause any such intermediary to execute and deliver, an agreement among such Company, the Collateral Agent and such intermediary in form and substance reasonably satisfactory to the Administrative Agent which provides, among other things, for the intermediary’s agreement that, upon notice by the Collateral Agent that an Event of Default has occurred and is continuing, it shall comply with entitlement orders, and apply any value distributed on account of any Investment Property maintained in an account with such intermediary, as directed by the Collateral Agent without further consent of such Company.

(c)           Such Company agrees at its own expense to, on and after the Grant Date, furnish to the Collateral Agent promptly after the execution and delivery of any supplement or amendment hereto or any continuation statement, an opinion of counsel satisfactory to the Collateral Agent (who may be independent counsel to such Company) stating that in the opinion of such counsel, such supplement or amendment to this Agreement (or a financing statement, continuation statement or similar notice thereof if and to the extent required by applicable law) or such continuation statement, as the case may be, has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to perfect the Lien provided by this Agreement as a valid Lien and security interest in the Collateral relating to such Company.

Section 3.9.          Consent to World Security Agreement, Etc.  Such Company hereby consents to, and agrees to comply with, the terms and provisions of the World Security Agreement and the Credit Agreement.

Section 3.10.        Names under which Each Company Conducts its Business..  No Company conducts its business under any other name(s) other than as set forth opposite its name on Schedule IV hereto and such Company will not conduct business under any other name(s) (other than the names set forth opposite its name on Schedule IV hereto) without (i) providing the Collateral Agent and the Administrative Agent with thirty (30) days’ prior written notice of such name and the location of where such business will be conducted under such name and (ii) complying with any and all requests made by the Collateral Agent pursuant to §3.7 hereof.

Section 3.11.        Deposit Accounts.  Each Company maintains one or more local deposit accounts for the deposit of checks and making of disbursements in the ordinary course of business (“Local Accounts”) and World maintains one or more concentration accounts into which each such Company sweeps collections from the Local Accounts in the ordinary course of business (“Concentration Accounts”).  All Concentration Accounts used by each Company as of September 17, 2010, are listed and identified (by account number and depository institution) on Schedule V attached hereto and made a part hereof.  Such Company shall promptly notify the Collateral Agent of any Concentration Account opened, maintained or used by such Company after the date hereof, and shall submit to the Collateral Agent a supplement to Schedule V to reflect such additional accounts (provided such Company’s failure to do so shall not impair the Collateral Agent’s security interest therein).  So long as no Event of Default has occurred and is continuing, the Collateral Agent’s security interest in the Local Accounts need not be perfected.  With respect to any Concentration Account maintained by a depository institution other than the Collateral Agent, and as a condition to the establishment and maintenance of any such Concentration Account, on and after the Grant Date, the relevant Company and such depository institution shall have executed and delivered to the Collateral Agent an account control agreement in form and substance satisfactory to the Collateral Agent which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Collateral Agent directing the disposition of the funds in the Concentration Account(s) held at such depositary institution without further consent by such Company following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement.

SECTION 4.	SPECIAL PROVISIONS RELATING TO RECEIVABLES.

Section 4.1.          Representations and Warranties.  Each Company shall be deemed to have warranted as to each of its Receivables that:

(a)           Such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be;

(b)           Such Receivable is legal, valid and subsisting;

(c)           The amount of such Receivable represented as owing is the correct amount actually and unconditionally owing, is not disputed and is not subject to any set offs, credits, deductions or countercharges;

(d)           Such Receivable has been created, and is, in all respects in compliance with applicable state and federal lending laws and will continue to be in compliance with such laws, any Secured Receivable is secured by Underlying Collateral and, to the best knowledge of such Company, there is no violation of any Environmental Legal Requirement with respect to such Underlying Collateral;

(e)           Such Company has no knowledge or reason to know of any fact which would impair the collectibility of such Receivable;

(f)           All of such Company’s procedures, requirements and conditions and all federal and state laws applicable to the making of the loans related to such Receivable and the creation of such Receivable have been complied with;

(g)           To the best knowledge of such Company, the Account Debtor on such Receivable and other obligors had legal capacity to enter into the transactions related to such Receivable;

(h)           The form and content of each document related to such Receivable, the security related thereto, and the transactions from which it arose comply fully with any and all applicable laws, ordinances, rules and regulations, federal, state and/or local, with respect to the extension of credit and charging of interest, including without limitation, as applicable, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, the Federal Trade Commission Act, the Federal Equal Credit Opportunity Act and all federal, state and local laws related to licensing, usury, truth in lending, real estate settlement procedures, consumer protection, equal credit opportunity, fair debt collection, unfair and deceptive trade practices, rescission rights and disclosures, and with all rules and regulations thereunder, all as amended, and any disclosures required with respect to such Receivable were and will continue to be made properly and in a timely manner;

(i)           To the best knowledge of such Company, such Receivable and all facts, statements or obligations contained or implicit in any application for credit or financial statement of the Account Debtor or other obligor submitted to such Company, including without limitation, the description of any Underlying Collateral securing such Receivable and the amount owing from the Account Debtor or other obligor, and the signatures of the parties are genuine, correct, true and complete;

(j)           Such Company has extended no credit of any kind or in any manner to the Account Debtor or other obligors in connection with the transactions from which such Receivable arose other than as indicated on and evidenced by such Company’s files related to such Receivable;

(k)           To the best knowledge of such Company, each security agreement, UCC filing, title retention instruments and other document and instrument, if any, which is security for such Receivable contains a correct and sufficient description of any Underlying Collateral covered thereby and each lien or security interest which secures such Receivable is and will continue to be valid;

(l)           Before extending credit to the Account Debtor or other obligor on such Receivable, such Company has made an adequate credit investigation of the Account Debtor or other obligor and has determined that the risk of extending such credit is satisfactory and in accordance with the standards historically observed by such Company in the conduct of its business;

(m)           Any and all policies of insurance related to the property securing any obligation of the Account Debtor in connection with such Receivable and any credit life insurance, credit disability insurance, or credit unemployment insurance are in full force and effect in accordance with the terms of all agreements between such Company and the Account Debtor; and

(n)           As to such Receivable, such Company was duly authorized to do business and in good standing in the jurisdiction in which such Receivable was originated and was duly licensed to originate such Receivable in such jurisdiction.

Section 4.2.          Receivable Schedules.  Each Company shall provide the Collateral Agent with such other relevant information as the Collateral Agent may request from time to time.

Section 4.3.          Collection of Receivables.  (a) Unless and until a Default or an Event of Default shall have occurred and be continuing and such Company shall have received written notice from the Collateral Agent, on and after the Grant Date, not to collect the Receivables, such Company shall make collection of all Receivables of such Company and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b)           At any time while a Default or an Event of Default shall have occurred and be continuing, and following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, in the event the Collateral Agent requests such Company to do so at any time on and after the Grant Date:

(i)           All instruments and chattel paper at any time constituting part of the Receivables of such Company (including any postdated checks) shall, upon receipt by such Company and to the extent permitted by law, be immediately endorsed to and deposited with the Collateral Agent in the same form as received by such Company; and/or

(ii)           Such Company shall, to the extent permitted by law, instruct all account debtors to remit all payments in respect of Receivables of such Company to a lockbox to be maintained at the main post office, Chicago, Illinois, or such other single location as the Collateral Agent may reasonably designate, under the sole custody and control of the Collateral Agent.

(c)           Except as otherwise directed by the Collateral Agent, each Company shall, on and after the Grant Date and following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, place the following legend conspicuously, on the face of each document, instrument, chattel paper and other writing evidencing the Receivables created on or after the Closing Date:  “A SECURITY INTEREST IN THIS DOCUMENT HAS BEEN GRANTED TO WELLS FARGO PREFERRED CAPITAL, INC., AS COLLATERAL AGENT AND SECURED PARTY, PURSUANT TO A SUBORDINATED SECURITY AGREEMENT, PLEDGE AND INDENTURE OF TRUST.”  At any time while a Default or an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee may, on and after the Grant Date, notify such Company’s customers or account debtors at any time that Receivables of such Company have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein and either in its own name, that of such Company or both, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, demand, collect (including without limitation through a lockbox analogous to that described in §4.3(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on such Receivables, and in the Collateral Agent’s discretion file any claim or take any other action or proceeding which the Collateral Agent may deem necessary or appropriate to protect and realize upon the security interest of the Collateral Agent in such Receivables.

(d)           In the event the Collateral Agent has exercised any or all of its rights under §§4.3(b) or (c) hereof, the Collateral Agent may, at any time while a Default or an Event of Default shall have occurred and be continuing, cause, on and after the Grant Date, all instruments, chattel paper, moneys or other proceeds received by the Collateral Agent to be deposited, handled and administered in and through a remittance account.  If a Default or an Event of Default has occurred and is continuing to the knowledge of the Collateral Agent, all amounts received by the Collateral Agent pursuant to the Granting Clauses hereof and all amounts held in any remittance account referred to above in this paragraph shall, on and after the Grant Date, be held by the Collateral Agent for application in the manner provided for in §7 in respect of proceeds and avails of the Collateral.

Section 4.4.          Power of Attorney.  Upon the occurrence and during the continuance of a Default or an Event of Default, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, in addition to any other powers of attorney granted herein, each Company appoints the Collateral Agent, its nominee, or any other Person whom the Collateral Agent may designate as such Company’s attorney in fact, with full power at any time and from time to time to, on and after the Grant Date, endorse such Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Collateral Agent’s possession, upon the occurrence and during the continuance of a Default or an Event of Default, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, to sign such Company’s name on any invoice or bill of lading relating to any Collateral of such Company, on drafts against customers, on schedules and assignments of Collateral of such Company, on notices of assignment, and other public records, on verification of accounts and on notices to customers, to notify the post office authorities to change the address for delivery of such Company’s mail to an address designated by the Collateral Agent, to receive, open and dispose of all mail addressed to such Company, to send requests for verification of Receivables of such Company to customers or account debtors, and to do all things necessary to carry out this Agreement.  Such Company ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their willful misconduct or gross negligence.  The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Indebtedness is fully and irrevocably paid and satisfied and all obligations to extend credit under the Credit Agreement have expired or otherwise terminated.  The Collateral Agent may, on and after the Grant Date, file one or more financing statements disclosing its security interest in any or all of the Collateral without such Company’s signature appearing thereon.  Such Company also hereby grants the Collateral Agent a power of attorney to execute, on and after the Grant Date, any such financing statement, or amendments and supplements to financing statements on behalf of such Company with notice thereof to such Company, which power of attorney is coupled with an interest and irrevocable until the Secured Indebtedness is fully paid and satisfied.

SECTION 5.	SPECIAL PROVISIONS RELATING TO PLEDGED COLLATERAL.

Section 5.1.          Delivery of Pledged Collateral; Transfer to Collateral Agent.  Following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, all instruments and certificates representing or evidencing the Pledged Collateral shall , on and after the Grant Date, be delivered to and held by or on behalf of the Collateral Agent for the ratable benefit of the Secured Creditors pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, on and after the Grant Date, subject to applicable law, at any time in its discretion after the occurrence of an Event of Default following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of such Pledged Collateral.  Promptly after any such transfer or registration, the Collateral Agent shall give notice thereof to the Company that owns such Pledged Collateral, but the failure to give such notice shall not affect any of the rights or remedies of the Collateral Agent hereunder.  The Collateral Agent shall have the right at any time to exchange instruments or certificates representing or evidencing such Pledged Collateral for instruments or certificates of smaller or larger denominations, subject to the terms thereof.

Section 5.2.          Voting Power; Payments.

(a)           Voting Power.  So long as an Event of Default shall not have occurred and be continuing, each Company shall have the right to exercise any and all voting or other consensual rights pertaining to the Pledged Collateral relating to such Company or any part thereof for all purposes not inconsistent with the terms of this Agreement and the Credit Agreement, and such Company agrees that it will not exercise, on and after the Grant Date,  any such rights in any manner which is inconsistent with the terms of this Agreement and the Credit Agreement; provided, however, that such Company shall not exercise or shall refrain from exercising any such right if such action would have a material adverse affect on the value of the Pledged Collateral relating to such Company or any part thereof; the Collateral Agent (1) shall have no right to exercise such voting rights as are reserved in this §5.2(a) to such Company and (2) shall execute and deliver to such Company or cause to be executed and delivered to such Company all such proxies, powers of attorney, and other orders, and all such instruments, without recourse, as such Company may reasonably request in writing for the purpose of enabling such Company to exercise the voting rights which it is entitled to exercise under this §5.2(a).

(b)           Payments on Default.  So long as no Default or Event of Default shall have occurred and be continuing, each Company shall have the right to receive and retain all cash distributions and payments made in respect of the Pledged Collateral relating to such Company to the extent such payments (1) may be legally declared and paid under applicable law and (2) are not prohibited by the applicable provisions hereof and of the Credit Agreement; provided, however, that, on and after the Grant Date, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, any and all

(i)           dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral relating to such Company,

(ii)           dividends and other distributions paid or payable in cash in respect of any Pledged Collateral relating to such Company in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and

(iii)           cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral relating to such Company;

shall be forthwith delivered to the Collateral Agent to hold as, and such amounts so delivered shall be, Pledged Collateral and shall, if received by the Collateral Agent, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Company and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with all appropriate powers, authorizations, orders and documents).

(c)           Voting Rights after an Event of Default and Receipt of Distributions after a Default or an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, all rights of each Company to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (a) above and, upon the occurrence and during the continuance of a Default or an Event of Default, all rights of each Company to receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to clause (b) above, in each such case, shall cease during the period and continuance of such Default or Event of Default, as the case may be, and all such rights shall thereupon, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights, as directed in writing by the Administrative Agent pursuant to §8.1 hereof, and to receive and hold as Pledged Collateral such distributions and dividends.

Section 5.3.          Covenants of Each Company.  Each Company hereby covenants and agrees, on and after the Grant Date, as follows:

(a)           Issuance of Additional Securities.  Such Company will not vote to enable or otherwise cause any issuer of Pledged Collateral relating to such Company to issue any shares of stock or other Securities in addition to, or to issue other securities of any nature in exchange or substitution for, the Pledged Collateral (except to qualify directors) unless such stock or other securities may be issued under the relevant provisions hereof, are pledged to the Collateral Agent for the ratable benefit of the Secured Creditors as part of the Pledged Collateral and such Company represents to the Collateral Agent and the Secured Creditors that (i) such Company has good and marketable title to such stock or other Security, free and clear of any Lien other than the Lien hereof and Liens permitted by clause (i) of Section 8.11 of the Credit Agreement and (ii) such stock or other Security has been duly authorized, validly issued and is fully paid and non assessable.

(b)           Regulatory Consent.  Such Company will use its best efforts to obtain consent of any regulatory authority, Federal, state or local, if any, having jurisdiction over any license, franchise or other authorization granted by any governmental unit or authority, which consent may be required in connection with the transfer of the Pledged Collateral relating to such Company, and will cooperate fully with the Collateral Agent in effecting any such transfer, including, without limitation, the execution and delivery of all applications, certificates and other documents that may be required to obtain the consent and approval or authorization of or registration or qualification with, any governmental authority, and specifically, without limitation, any application for consent to assignment of license or transfer of control necessary or appropriate under the rules and regulations of any governmental authority for approval of (1) any sale or sales of property constituting Pledged Collateral relating to such Company by or on behalf of the Collateral Agent or (2) any assumption by the Collateral Agent of voting rights or management rights in the Pledged Collateral relating to such Company, effected in accordance with the terms of this Agreement.

(c)           Additional Pledged Collateral.  If any of the Pledged Collateral, including, without limitation, any shares, notes, obligations, Securities, instruments, property or (except to the extent otherwise provided in clauses (b) and (c) in the definition of Pledged Collateral) moneys, distributions or other payments of every kind and variety referred to in clauses (a) through (c) in the definition of Pledged Collateral are received by such Company, such Company agrees, following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, forthwith to transfer and deliver the same (with the certificates or other instruments or documents evidencing or documenting any such shares, notes, obligations, interests, instruments, or other Securities duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto), to the Collateral Agent to be held in pledge pursuant to the terms of this Agreement, as part of the Pledged Collateral.

(d)           Schedule of Pledged Collateral.  Such Company will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral relating to such Company and such other reports in connection with the Pledged Collateral relating to such Company as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 6.	APPLICATION OF CERTAIN MONEYS.

Section 6.1.          Application if no Default or Event of Default Exists.  So long as no Default or Event of Default shall have occurred and be continuing, subject to each Company’s contractual obligations to other parties (including, without limitation, the Credit Agreement), such Company shall be allowed to receive and apply the Collateral relating to such Company and to carry on its business in accordance with sound business practices.

Section 6.2.          Application if a Default or an Event of Default Exists.  Following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, if a Default or an Event of Default has occurred and is continuing, all amounts which constitute Collateral shall on and after the Grant Date be paid over to the Collateral Agent for application in the manner provided in §7 in respect of proceeds and avails of the Collateral.

SECTION 7.	DEFAULTS AND REMEDIES.

Section 7.1.          Events of Default.  An “Event of Default” under the Credit Agreement shall constitute an Event of Default hereunder.

Section 7.2.          Collateral Agent’s Rights.  Each Company agrees that when any Event of Default has occurred and is continuing, the Collateral Agent may, on and after the Grant Date and following payment in full of the Revolving Obligations and subject to the terms of the Intercreditor Agreement, subject to the provisions of §8.1, without limitation of all other rights and remedies available herein, in the World Security Agreement, at law or in equity in such event, exercise any one or more or all, and in any order, of the remedies hereinafter set forth, against one or more or all of the Companies, it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

(a)           The Collateral Agent personally, or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to enter into and upon the premises of any Company and take possession of all or any part of the Collateral and to exclude such Company wholly therefrom, and having and holding the same may use, operate, manage and control the Collateral and collect and receive all earnings, revenues, issues, proceeds and income of the Collateral and every part thereof and may maintain, repair and renew the Collateral and make replacements, alterations, additions and improvements thereto or remove and dispose of any portion of the Collateral and may otherwise exercise any and all of the rights and powers of such Company in respect thereof.

(b)           The Collateral Agent may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to any affected Company, Administrative Agent and each Lender once at least ten days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Collateral Agent may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice above referred to.  Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Collateral Agent or any Secured Creditor, or of any interest therein, may bid and become the purchaser at any such sale.

(c)           The Collateral Agent may proceed to protect and enforce this Agreement and the Secured Indebtedness or any part thereof by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the Secured Indebtedness or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

Section 7.3.          Waiver by Each Company.  To the extent now or at any time hereafter enforceable under applicable law, each Company covenants that it will not at any time on and after the Grant Date insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Company acquiring any interest in or title to the Collateral relating to such Company or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 7.4.          Effect of Sale.  Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of any affected Company in and to the property sold and shall be a perpetual bar, both at law and in equity, against such Company, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through such Company, its successors or assigns.

Section 7.5.          Application of Sale and Other Proceeds.  Subject to the terms of the Intercreditor Agreement, the proceeds and avails of the Collateral at any time received by the Collateral Agent on and after the Grant Date during the existence of any Event of Default shall, when received by the Collateral Agent in cash or its equivalent, to be paid over to the Administrative Agent to be applied in reduction of, or held as collateral security for, the Secured Indebtedness in accordance with the terms of the Credit Agreement.  Each Company shall remain liable to the Secured Creditors for any deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Indebtedness shall be returned to the applicable Company or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.

The proceeds and/or avails of the Collateral shall be applied as set forth above notwithstanding the time or order of advance of any funds secured by any such Collateral or any other priority provided by law or otherwise.  By accepting the benefits of this Agreement, each of the Secured Creditors agrees that it will not initiate or prosecute, or encourage any other person to initiate or prosecute, any claim, action or other proceeding challenging the enforceability of the claims of the Secured Creditors or challenging the enforceability of any liens or security interests in assets securing the Secured Indebtedness and the other obligations and liabilities relating thereto, in each case, created or incurred in accordance with the terms of this Agreement and the World Security Agreement.

Section 7.6.          Discontinuance of Remedies.  In case the Collateral Agent shall have proceeded to enforce any right under this Agreement by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case the Companies, the Collateral Agent and the Secured Creditors shall be restored to their former positions and rights hereunder with respect to the property subject to the lien and security interest created under this Agreement.

Section 7.7.          Cumulative Remedies.  No delay or omission of the Collateral Agent or any Secured Creditor to exercise any right or power arising from any default, shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default.  No waiver by the Collateral Agent or any Secured Creditor of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise provided therein.  No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the Secured Indebtedness operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies hereunder, nor shall the Collateral Agent or any Secured Creditor be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

SECTION 8.	THE COLLATERAL AGENT.

The Collateral Agent accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which each Company and the respective Secured Creditors at any time outstanding by their acceptance thereof agree:

Section 8.1.          Duties of Collateral Agent.  (a)  The Collateral Agent undertakes (i) except while an Event of Default actually known to the Collateral Agent shall have occurred and be continuing, to perform such duties and only such duties as are specifically set forth in this Agreement, or in any direction given pursuant to this Agreement, and (ii) while an Event of Default actually known to the Collateral Agent shall have occurred and be continuing, subject to §8.1(b), to exercise such of the rights and powers as are vested in it by this Agreement and permitted by law.

The Collateral Agent upon receipt of instruments or notices furnished to the Collateral Agent pursuant to the provisions of this Agreement shall furnish copies of the same to the Administrative Agent for distribution to Lenders.

(b)           In the event that the Collateral Agent shall have actual knowledge of an Event of Default, the Collateral Agent shall give prompt written notice of such Event of Default to the Administrative Agent.  Subject to the terms of §8.2(h), in accordance with written instructions received from the Administrative Agent, the Collateral Agent shall take such action or refrain from taking such action as the Collateral Agent shall be directed in writing by the Administrative Agent.  If the Collateral Agent shall not have received written instructions as above provided within twenty (20) days after mailing notice of such Event of Default to the Administrative Agent, the Collateral Agent may, subject to instructions received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default, as it shall determine advisable in the best interests of the Secured Creditors.

(c)           The Collateral Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Collateral, or, to otherwise take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement or expressly provided in written instructions received pursuant to this Agreement.

(d)           Except if it is herein otherwise expressly provided that no such request is required, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent or otherwise requires judgment to be made by the Collateral Agent under the provisions hereof, except on written request by the Administrative Agent.

Section 8.2.          Collateral Agent’s Liability.  No provision of this Agreement (except to the extent provided in §8.13 hereof) shall be construed to relieve the Collateral Agent from liability for its own gross negligence or willful misconduct, except that:

(a)           unless an Event of Default actually known to the Collateral Agent shall have occurred and be continuing, the Collateral Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent but the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement; and

(b)           in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon, any resolution, officer’s certificate, opinion of counsel (which counsel shall be independent of the Companies, any Affiliate thereof and the Secured Creditors), note, request, notice, consent, waiver, order, signature guaranty, notarial seal, stamp, acknowledgment, verification, appraisal, report, stock certificate, or other paper or document believed by the Collateral Agent to be genuine and to have been signed, affixed or presented by the proper party or parties; and

(c)           in the absence of bad faith on the part of the Collateral Agent, whenever the Collateral Agent, or any of its agents, representatives, experts or counsel (which counsel shall be independent of the Companies, any Affiliate thereof and the Secured Creditors, shall consider it necessary or desirable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an officer’s certificate; provided, however, that the Collateral Agent, or such agent, representative, expert or counsel, may require such further and additional evidence and make such further investigation as it or they may consider reasonable; and

(d)           the Collateral Agent may consult with counsel (which counsel shall be independent of the Companies, any Affiliate thereof and the Secured Creditors) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel; and

(e)           the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction or request of the Administrative Agent or the requisite portion thereof as expressly provided herein; and

(f)           the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent; and

(g)           the Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until an officer of the Corporate Trust Department of the Collateral Agent who customarily handles corporate trusts or such other Person employed by the Collateral Agent who has primary responsibility for the transactions contemplated hereby shall have actual knowledge thereof or the Collateral Agent shall have received written advice thereof from the Administrative Agent or any Lender; and

(h)           whether or not an Event of Default shall have occurred, the Collateral Agent shall not be under any obligation to take or refrain from taking any action under this Agreement which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it by the security afforded to it by the terms of this Agreement, unless and until it is requested in writing so to do by one or more Secured Creditors outstanding hereunder and furnished, from time to time as it may require, with reasonable security and indemnity.

Section 8.3.          No Responsibility of Collateral Agent for Recitals.  The recitals and statements contained herein and in the Loan Documents shall be taken as the recitals and statements of the Companies, and the Collateral Agent assumes no responsibility for the correctness of the same, nor shall the Collateral Agent have any responsibility for or any liability with respect to any disclosure, warranty, representation or concealment or failure to disclose in connection with the offering, solicitation, sale or distribution of the Secured Indebtedness by the Companies or by any other Person.

The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement, the security hereby or thereby afforded, the title of the Companies to or the existence of the Collateral or the descriptions thereof, or the filing or recording or registering of this Agreement or any other document.

The Collateral Agent shall not be concerned with or accountable to any Person for the use or application of any deposited moneys which shall be released or withdrawn in accordance with the provisions of this Agreement or of any property or Securities or the proceeds thereof which shall be released from the lien and security interest hereof in accordance with the provisions of this Agreement.

Section 8.4.          Certain Limitations on Collateral Agent’s Rights to Compensation and Indemnification.  Except to the extent otherwise expressly provided herein and in the Credit Agreement, the Collateral Agent shall have no right against any Secured Creditor for the payment of compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liabilities which it may incur in the exercise and performance of such powers and duties but on the contrary, shall look solely to the Companies for such payment and indemnification which each Company hereby agrees to make, and the Collateral Agent shall have no lien on or security interest in the Collateral as security for such compensation, expenses, disbursements and indemnification except to the extent provided for in §7.5 and in the Credit Agreement.

Section 8.5.          Status of Moneys Received.  (a) All moneys received by the Collateral Agent shall, together with any interest thereon, until used or applied as herein provided, be held in trust for the purposes for which they were received, but (except as herein otherwise provided with respect to the funds referred to in paragraph (b) of this Section) need not be segregated in any manner from any other moneys, except to the extent required by law, and may be deposited by the Collateral Agent under such general conditions as may be prescribed by law in the Collateral Agent’s general banking department, and the Collateral Agent shall be under no liability for interest (other than any interest accrued pursuant to clause (b) of this §8.5) on any moneys received by it hereunder.

(b)           At the Companies’ request, so long as no Event of Default has occurred and is continuing, the Collateral Agent shall invest and reinvest any funds from time to time held by the Collateral Agent in direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment.

Section 8.6.          Resignation of Collateral Agent.  The Collateral Agent may resign without cause and be discharged from the trusts created hereby by delivering notice thereof, by registered or certified mail postage prepaid to each Company and the Administrative Agent.  Such resignation shall take effect immediately upon the appointment of a successor Collateral Agent as provided in §§8.8 and 8.9.

Section 8.7.          Removal of Collateral Agent.  The Collateral Agent may be removed at any time, for or without cause, by an instrument or instruments in writing executed by the Administrative Agent and delivered to the Collateral Agent with a copy to each Company, specifying the removal and the date when it shall take effect; provided, however, that no such removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment as provided in §§8.8 and 8.9.

Section 8.8.          Appointment of Successor Collateral Agent.  In case at any time the Collateral Agent shall resign or be removed or become incapable of acting, a successor Collateral Agent may be appointed by the Administrative Agent (acting at the request or with the consent of the Required Lenders), by an instrument or instruments in writing executed by the Administrative Agent and filed with such successor Collateral Agent and each Company.

Until a successor Collateral Agent shall be so appointed by the Administrative Agent, the Companies shall appoint a successor Collateral Agent to fill such vacancy, by an instrument in writing executed by the Companies and delivered to the successor Collateral Agent.  If all or substantially all of the Collateral shall be in the possession of one or more receivers, trustees, liquidators or assignees for the benefit of creditors, then such receivers, trustees, custodians, liquidators or assignees may, by an instrument in writing delivered to the successor Collateral Agent, appoint a successor Collateral Agent.  Promptly after any such appointment, the Companies, or any such receivers, trustees, custodians, liquidators or assignees, as the case may be, shall give notice thereof by first class mail postage prepaid to the Administrative Agent.

Any successor Collateral Agent so appointed by the Companies, or such receivers, trustees, custodians, liquidators or assignees, shall immediately and without further act be superseded by a successor Collateral Agent appointed by the R Administrative Agent.

If a successor Collateral Agent shall not be appointed pursuant to this Section within thirty days after notice of the resignation or removal of the retiring Collateral Agent, the Administrative Agent or such retiring Collateral Agent (unless the retiring Collateral Agent is being removed) may apply to any court of competent jurisdiction to appoint a successor Collateral Agent, and such court may thereupon, after such notice, if any, as it may consider proper, appoint a successor Collateral Agent.

Section 8.9.          Succession of Successor Collateral Agent.  Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to each Company, the Administrative Agent, and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the Collateral, and with all the rights, powers, trusts, duties and obligations of the predecessor Collateral Agent in the trust hereunder, with like effect as if originally named as Collateral Agent herein.

Upon the request of any such successor Collateral Agent, however, each Company and the predecessor Collateral Agent shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the Collateral and all such rights, powers, trusts, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also assign and deliver to the successor Collateral Agent any property subject to the lien and security interest of this Agreement which may then be in its possession.

Section 8.10.        Eligibility of Collateral Agent.  The Collateral Agent shall be a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any state thereof, having a capital, surplus and undivided profits aggregating at least $500,000,000 and whose certificates of deposit are accorded a rating of A or better by S&P and Moody’s or, if S&P and Moody’s are no longer rating such banks, then by any other nationally recognized credit rating agency of similar standing or a guaranty of its obligations hereunder from such a bank or trust company or holding company in good standing, organized under the laws of the United States of America or of any State thereof, having a capital, surplus and undivided profits aggregating at least $500,000,000 and whose certificates of deposit are accorded a rating of A or better by S&P and Moody’s or, if S&P and Moody’s are no longer rating such banks, then by any other nationally recognized credit rating agency of similar standing, if there be such a bank or trust company willing and able to accept such trust upon reasonable and customary terms.

In case the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, the Collateral Agent shall resign immediately in the manner and with the effect specified in §8.6.

Section 8.11.        Successor Collateral Agent by Merger.  Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Collateral Agent as a whole or substantially as a whole, if eligible as provided in §8.10, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

Section 8.12.        Co-Trustees.  At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Companies and the Collateral Agent jointly shall have power and shall execute and deliver all instruments, on and after the Grant Date, to appoint one or more persons approved by the Collateral Agent, to act as co trustee, or co trustees, jointly with the Collateral Agent, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such person or persons in such capacity, such interest in the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as the Companies and the Collateral Agent may consider necessary or desirable.  If the Companies shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Collateral Agent alone shall have power to make such appointment if the Collateral Agent reasonably believes such appointment is necessary or desirable to carry out the transactions contemplated hereby.

Section 8.13.        Compensation and Reimbursement.  Each Company agrees:

(a)           to pay to the Collateral Agent all of its out of pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of its special counsel;

(b)           to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

(c)           except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(d)           to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Agreement, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any loss, liability, expense or claim arising out of its possession, management, control, use or operation of the Collateral.

SECTION 9.	SUPPLEMENTS; WAIVERS.

Section 9.1.          Supplemental Security Agreements Without Secured Creditor Consent.  The Companies and the Collateral Agent from time to time and at any time, subject to the restrictions in this Agreement contained, may enter into an agreement or agreements supplemental hereto, which thereafter shall form a part hereof, for any one or more or all of the following purposes:

(a)           to add to the covenants and agreements to be observed by, and to surrender any right or power reserved to or conferred upon the Companies;

(b)           on and after the Grant Date, to subject to the lien and security interest of this Agreement additional property hereafter acquired by any Company and intended to be subjected to the lien and security interest of this Agreement and to correct and amplify the description of any property subject to the lien and security interest of this Agreement;

(c)           to permit the qualification of this Agreement under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect, except that nothing herein contained shall permit or authorize the inclusion of the provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939 or any corresponding provision in any similar Federal statute hereafter in effect; and

(d)           to enter into a Subordinated Security Agreement Supplement in the form attached hereto as Exhibit A;

and each Company covenants to perform all requirements of any such supplemental agreement.  No restriction or obligation imposed upon any Company may, except as otherwise provided in this Agreement, be waived or modified by any such supplemental agreement.

Section 9.2.          Waivers and Consents by Secured Creditors; Supplemental Security Agreements with Secured Creditors’ Consent.  Upon the waiver or consent of the Administrative Agent (acting at the direction or with the consent of the Required Lenders under the Credit Agreement), the Company and the Collateral Agent may enter into an agreement or agreements supplemental hereto for the purpose of waiving, adding, changing or eliminating any provisions of this Agreement or of any agreement supplemental hereto or modifying in any manner the rights and obligations of the Secured Creditors and the Company.

Section 9.3.          Notice of Supplements.  Promptly after the execution by the Companies and the Collateral Agent of any supplemental agreement pursuant to the provisions of §9.1 or §9.2, the Companies shall deliver a conformed copy thereof, mailed first class postage prepaid, to the Administrative Agent  at its address set forth in the Credit Agreement.  Any failure of the Companies to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

Section 9.4.          Opinion of Counsel Conclusive as to Supplements.  The Collateral Agent is hereby authorized to join with the Companies in the execution of any such supplemental indenture or agreement authorized or permitted by the terms of this Agreement and to make the further agreements and stipulations which may be therein contained, and the Collateral Agent may receive an opinion of independent counsel selected by the Collateral Agent as conclusive evidence that any supplemental agreement executed pursuant to the provisions of this §9 complies with the requirements of this §9.

SECTION 10.	MISCELLANEOUS.

Section 10.1.        Successors and Assigns.  Whenever any of the parties hereto is referred to such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement contained by or on behalf of each Company or by or on behalf of the Collateral Agent shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Section 10.2.        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.3.        Communications.  All communications provided for herein shall be in writing.  Communications to the Companies or the Collateral Agent shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when addressed and delivered in person, or five days after being deposited in the U.S. mail, postage prepaid, by registered or certified mail, by courier, or by overnight express mail, as follows:

If to the Companies:

c/o World Acceptance Corporation
108 Frederick Street
Greenville, South Carolina 29607 2532
Attention:  Chief Financial Officer

If to the Collateral Agent:

Wells Fargo Preferred Capital, Inc.
123 South Broad Street, 7th Floor
MAC Y1379-075
Philadelphia, PA 19109
Attention:  William M. Laird, Senior Vice President

or to such Company or the Collateral Agent at such other address as such Company or the Collateral Agent may designate by notice duly given in accordance with this Section to the other.  Communications to any Secured Creditor shall be deemed to have been given (unless otherwise provided for by the specific provisions hereof in respect of any matter) when delivered personally or five days after being deposited in the U.S. mail, postage prepaid by registered or certified mail or by courier or by overnight express mail, addressed to such Secured Creditor at its address set forth in Credit Agreement.

Section 10.4.        Release.  The Collateral Agent shall release fully or partially, as the case may be, the Lien granted by this Agreement under and only under the following circumstances:

(a)           Upon the written request of the Companies and presentation of satisfactory evidence that all Secured Indebtedness has been irrevocably fully paid or discharged and all obligations of the Secured Creditors to extend Secured Indebtedness to World have terminated or otherwise expired, the Collateral Agent shall release the Lien and security interest of this Agreement by proper instrument or instruments;

(b)           So long as no Default or Event of Default then exists, upon the sale or other disposition of any assets of World and its Restricted Subsidiaries which the Chief Financial Officer of World certifies to the Collateral Agent, the Administrative Agent and the Lenders in writing does not constitute a “substantial part” of the assets of World and its Restricted Subsidiaries (as defined in Section 8.13 of the Credit Agreement), the Collateral Agent shall, upon the written direction of World and without the consent of the Secured Creditors (unless the Collateral Agent has been notified in writing by the Administrative Agent or any Lender prior to such release that such Lender in good faith believes that the conditions set forth above have not been satisfied, in which case no such release shall be issued), release the Lien of this Agreement on such assets by proper instrument or instruments.  If any such sale or other disposition of assets constituting less than a “substantial part” of the assets of World and its Restricted Subsidiaries pursuant to this §10.4(b) results in the sale or other disposition of the capital stock or other equity interest in a Restricted Subsidiary, the Subsidiary Guaranty Agreement with respect to, and only with respect to, such Restricted Subsidiary shall automatically be released and the Collateral Agent, the Administrative Agent and the Lenders agree to execute and deliver such further instruments and do such further acts as World may deem necessary or proper to carry out more effectively the foregoing;

(c)           Upon the sale or other disposition by World of a “substantial part” of the assets of World and its Restricted Subsidiaries (as defined in Section 8.13 of the Credit Agreement) after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall, upon the written direction of the Companies and the written consent of the Administrative Agent, release the Lien of this Agreement on such assets by proper instrument or instruments, provided, that, (i) such sale or other disposition is not to an Affiliate, (ii) the sale price for such assets is determined by World in good faith to be reasonable, as evidenced by a resolution of the board of directors of World, (iii) the proceeds of any such sale or other disposition are applied to the satisfaction of Secured Indebtedness and, if such application results in the prepayment of any obligations under the Credit Agreement, such application permanently reduces the amount of the commitment under the Credit Agreement (unless the Administrative Agent agrees otherwise), (iv) the Administrative Agent and the Lenders shall have received written notice of such sale or other disposition at least ten days prior to the date of such sale or other disposition and (v) the Collateral Agent, the Administrative Agent and the Lenders receive a certificate of the Chief Financial Officer of World certifying to each of the foregoing.  If any such sale or other disposition of assets of World and its Restricted Subsidiaries pursuant to this §10.4(c) results in the sale or other disposition of the capital stock or other equity interest in a Restricted Subsidiary, the Subsidiary Guaranty Agreement with respect to, and only with respect to, such Restricted Subsidiary shall automatically be released and the Collateral Agent, the Administrative Agent and the Lenders agree to execute and deliver such further instruments and do such further acts as World may deem necessary or proper to carry out more effectively the foregoing;

(d)           Upon the sale or other disposition of the Collateral or any part thereof pursuant to and in accordance with §7.2, the Collateral Agent shall release the Lien of this Agreement on the Collateral or such part, as the case may be, by proper instrument or instruments; and

(e)           With the prior written consent of the Administrative Agent and each Lender, the Collateral Agent shall release the Lien of this Agreement or on any assets covered by this Agreement by proper instrument or instruments.

Section 10.5.      Counterparts.  This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Agreement.  Execution by facsimile or PDF shall bind the parties hereto.

Section 10.6.        Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Iowa.

Section 10.7.        Headings.  Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Company and the Collateral Agent have caused this Subordinated Security Agreement, Pledge and Indenture of Trust to be duly executed as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION OF ALABAMA
WORLD ACCEPTANCE CORPORATION OF MISSOURI
WORLD FINANCE CORPORATION OF GEORGIA
WORLD FINANCE CORPORATION OF LOUISIANA
WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.
WORLD FINANCE CORPORATION OF SOUTH CAROLINA
WORLD FINANCE CORPORATION OF TENNESSEE
WFC OF SOUTH CAROLINA, INC.
WORLD FINANCE CORPORATION OF ILLINOIS
WORLD FINANCE CORPORATION OF NEW MEXICO
WORLD FINANCE CORPORATION OF KENTUCKY
WORLD FINANCE CORPORATION OF COLORADO
WORLD FINANCE CORPORATION OF WISCONSIN
WFC SERVICES, INC.
WORLD FINANCE CORPORATION OF TEXAS

By:
Name:	A. Alexander McLean III
Its:	Chief Executive Officer

WFC LIMITED PARTNERSHIP

By:	WFC of South Carolina, Inc., as sole general partner

By:
Name:	A. Alexander McLean III
Its:	Chief Executive Officer

WELLS FARGO PREFERRED CAPITAL, INC., as Collateral Agent

By:
Name:
Title:	William M. Laird, Senior Vice President

SCHEDULE I

PLEDGED SECURITIES

[TO BE UPDATED BY WORLD]

SCHEDULE II

PARTNERSHIP INTERESTS

[TO BE UPDATED BY WORLD]

SCHEDULE III

LOCATION OF OFFICES

[TO BE UPDATED BY WORLD]

SCHEDULE IV

LIST OF NAMES UNDER WHICH EACH COMPANY DOES BUSINESS

[TO BE UPDATED BY WORLD]

SCHEDULE V

CONCENTRATION ACCOUNTS

ACCOUNT NUMBER	DEPOSITORY INSTITUTION

71005681	Carolina First Bank

EXHIBIT A

SECURITY AGREEMENT SUPPLEMENT

THIS SUBORDINATED SECURITY AGREEMENT SUPPLEMENT (this “Supplement”), dated __________, 20__, between _______________________ (the “Company”), and Wells Fargo Preferred Capital, Inc., as Collateral Agent (the “Collateral Agent”) under the Subordinated Security Agreement, Pledge and Indenture of Trust dated as of September 17, 2010 among World Acceptance Corporation of Alabama, an Alabama corporation, World Acceptance Corporation of Missouri, a Missouri corporation, World Finance Corporation of Georgia, a Georgia corporation, World Finance Corporation of Louisiana, a Louisiana corporation, World Acceptance Corporation of Oklahoma, Inc., an Oklahoma corporation, World Finance Corporation of South Carolina, a South Carolina corporation, World Finance Corporation of Tennessee, a Tennessee corporation, World Finance Corporation of Texas, a Texas corporation, WFC Limited Partnership, a Texas limited partnership, WFC of South Carolina, Inc., a South Carolina corporation, World Finance Corporation of Illinois, an Illinois corporation, World Finance Corporation of New Mexico, a New Mexico corporation, World Finance Corporation of Kentucky, a Kentucky corporation, World Finance Corporation of Colorado, a Colorado corporation, World Finance Corporation of Wisconsin, a Wisconsin corporation, WFC Services, Inc., a South Carolina corporation, each other Restricted Subsidiary which has previously executed a Subordinated Security Agreement Supplement, and the Collateral Agent (as amended, restated, modified or supplemented from time to time, the “Security Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings forth in the Security Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 3.9 of the World Security Agreement, the Security Agreement provides for the execution and delivery from time to time of Security Agreement Supplements substantially in the form hereof each of which shall particularly describe the Collateral subject to the security interest of the Security Agreement;

NOW, THEREFORE, TO SECURE the payment of all Secured Indebtedness and the performance and observance of all the covenants and conditions contained in this Agreement, the World Security Agreement, the Credit Agreement, the Subsidiary Guaranty Agreements and the other Loan Documents entered into from time to time in connection therewith, in each case, subject to the terms thereof and of §7.5 of the Security Agreement, the Company does hereby mortgage, grant, convey, warrant, assign, pledge and hypothecate unto the Collateral Agent, its successors in trust and assigns, forever, and grants to the Collateral Agent, its successors in trust and assigns, forever, a continuing security interest in, all and singular the following described properties, rights, interests and privileges, together with the proceeds thereof, now or hereafter owned by the Company:

(a)           All building materials, building equipment, machinery, apparatus, furniture and equipment and other personal property (other than motor vehicles and accessions to motor vehicles) of every kind and nature whatsoever located, including without limitation: all air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus; all communications equipment and intercom systems and apparatus; all typewriters, computers and other office machines and equipment, furniture, furnishings; all sprinkler equipment and apparatus, all elevators and escalators; and all machinery, equipment, engines, boilers, tools, furniture, carpeting, tables and chairs, together with all accessories, parts and appurtenances appertaining or attached thereto, whether now owned or hereafter acquired, and all substitutions, renewals, or replacements of and additions, improvements, accessions and accumulations to any and all thereof, together with all the rents, income, revenues, issues, proceeds, profits and avails arising therefrom or in connection therewith and excluding, in all cases, any of the foregoing items of property which are deemed fixtures;

(b)           All Receivables, whether now existing or hereafter arising, and however evidenced or acquired, or in which the Company now has or hereafter acquires any rights and all rights of the Company to any Underlying Collateral granted by an Account Debtor in connection with any Receivable owing by it to the Company;

(c)           All Pledged Collateral, if any, including the Pledged Shares, if any, described on Schedule I hereto;

(d)           All General intangibles of the Company, including, without limitation, tax refunds, rights with respect to trademarks, service marks, trade names, patents, copyrights, trade secrets information and rights to prevent others from doing acts that constitute unfair competition with or misappropriation of property of the Company including, without limitation, any sums (net of expenses) that the Company may receive arising out of any claim for infringement of its rights in any patent, copyright, trademark, trade name, trade secret or other proprietary right and all rights of the Company under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including, without limitation, any licenses (to the extent permitted by law);

(e)           All Investment Property, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights (the term “Investment Property” means and includes all investment property and any other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts, including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon, or in respect of such property, and all rights privileges incident to such property, but excludes the Pledged Collateral);

(f)           All supporting evidence and documents relating to any of the above described property, including without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, data processing records, computer software and licenses to use the same, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

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(g)           (i) All right, title and interest of the Company, whether now owned or hereafter acquired, in all partnerships or limited liability companies, including, without limitation, those set forth on Schedule II hereto (collectively, the “Partnerships”), (ii) any and all payments or distributions of whatever kind or character and whether in cash or other property, at any time made, owing or payable to the Company in respect of or on account of its present or hereafter acquired interest in the Partnerships, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution, repayment of capital contributions or otherwise, and the right to receive, receipt for, use and enjoy all such payments and distributions, and all proceeds thereof, in every case whether now arising or hereafter acquired or arising, and (iii) all proceeds of any of the foregoing;

(h)           All property and rights, if any, which are by the express provisions of this Agreement required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter, by writing of any kind, be subjected to the lien hereof by the Company or by anyone acting at the direction or as an agent of the Company;

(i)           All Deposit Accounts, as such term is defined in the Uniform Commercial Code, of such Company; and

(j)           All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising; provided that, in the case of a lien and security interest on the voting stock or other similar voting equity interests of a corporation, limited liability company, partnership or other entity which is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (herein, a “Foreign Company”), if granting a security interest of more than 65% of the total combined voting stock or other voting equity interests of any such Foreign Company would cause adverse tax consequences to such Company, then such lien and security interest on the voting stock or other voting equity interests shall be limited to 65% of the total combined voting stock or other voting equity interests of such Foreign Company..

TO HAVE AND TO HOLD the Collateral, WITH POWER OF SALE and right of entry and possession, unto the Collateral Agent, its successors and assigns, forever; IN TRUST NEVERTHELESS, upon the terms and trust herein set forth, for the equal and proportionate benefit, security and protection of all present and future Secured Creditors; provided always, however, that these presents are upon the express condition that if the Companies shall irrevocably pay or cause to be irrevocably paid all the Secured Indebtedness and all obligations to extend Secured Indebtedness have expired or otherwise terminated, then these presents and the estate hereby granted and conveyed shall cease and the Secured Agreement shall become null and void; otherwise the Security Agreement shall remain in full force and effect.

The Company hereby binds itself, its successors and assigns, to warrant and forever defend to the Collateral Agent and its successors and assigns the security interest hereby created and granted.

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The Company hereby agrees that it is a “Company” for all purposes of the Security Agreement and hereby (A) agrees to be bound by all of the terms of and perform all of the covenants contained in the Security Agreement and (B) makes all of the representations and warranties contained in the Security Agreement.

The Company hereby represents that the Collateral (other than the Underlying Collateral and the Pledged Collateral) relating to the Company and the books and records relating thereto are in the Company’s possession at the offices and facilities owned or leased by the Company or World set forth on Schedule III hereto.

This Supplement shall be construed as supplemental to the Security Agreement and shall form a part of it and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

This Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of Iowa, including all matters of construction, validity and performance.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Collateral Agent have caused this Supplement to be executed, as of the day and year first above written.

[INSERT NAME OF COMPANY]

By:
Name:
Its:

WELLS FARGO PREFERRED CAPITAL, INC., as Collateral Agent

By:
Name:
Its:

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SCHEDULE I TO
SECURITY AGREEMENT SUPPLEMENT

DESCRIPTION OF PLEDGED COLLATERAL

SCHEDULE II TO
SECURITY AGREEMENT SUPPLEMENT

PARTNERSHIP INTERESTS

SCHEDULE III TO
SECURITY AGREEMENT SUPPLEMENT

LOCATIONS OF OFFICES AND FACILITIES

SCHEDULE IV TO
SECURITY AGREEMENT SUPPLEMENT

LIST OF NAMES UNDER WHICH COMPANY DOES BUSINESS

SCHEDULE V TO
SECURITY AGREEMENT SUPPLEMENT

CONCENTRATION ACCOUNTS